Exhibit 99.1

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
                   Distribution Company's sales per ship day)

        ADC Average Sales $ per Ship Day ($, millions)

                  2000        2001        2002       2003
                ------      ------      ------     ------
January         11.733      10.993       9.537     10.815
February        12.813      11.712      10.084     11.538
March           12.898      11.378      10.480     11.586
April           13.944      11.713      10.308     11.780
May             12.995      11.756      10.493
June            13.209      10.630      10.642
July            12.664      10.330       9.950
August          12.377      10.230      10.264
September       12.745      10.636      10.738
October         12.163       9.845      10.390
November        12.215       9.767      11.025
December        11.526       8.529       9.392


                  ADC Non-Durable Manufacturing (%)

                     2000       2001        2002        2003
                    -----       ----        ----        ----
January             100.0       99.0        96.6        96.1
February            100.6       99.1        96.8        96.1
March               101.3       98.1        97.3        96.1
April               101.5       98.1        97.3        95.6
May                 101.4       97.9        97.5
June                101.6       97.6        97.7
July                101.1       97.5        98.2
August              100.5       97.4        97.8
September           100.7       97.3        97.8
October             100.2       97.1        96.9
November            100.0       96.4        96.7
December             99.6       95.8        96.1